As filed with the Securities and Exchange Commission on September 5, 2017

Registration No. 333-216474

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2648081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(713) 651-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katherine I. Hargis

Vice President, Chief Legal Officer and Secretary

Key Energy Services, Inc.

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(713) 651-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alison S. Ressler

Patrick S. Brown

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

(310) 712-6600

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment removes from registration those securities that remain unsold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

On March 6, 2017, Key Energy Services, Inc. (the “Company”) filed a registration statement on Form S-3 (Registration No. 333-216474) (as amended, the “Registration Statement”), which registered for resale from time to time up to 6,084,637 shares of the Company’s common stock issued to the selling stockholders identified in the Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on April 13, 2017.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company respectfully requests that the Commission remove from registration all shares of its common stock that remain unsold under the Registration Statement. The Company is requesting the removal from registration of these shares as its obligation to maintain the effectiveness of the Registration Statement pursuant to the Registration Rights Agreement dated as of December 15, 2016 among the Company and the selling stockholders has been terminated.

Accordingly, the Company hereby de-registers all shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 5th day of September, 2017.

KEY ENERGY SERVICES, INC.

By:	/s/ Katherine I. Hargis
	Name:	Katherine I. Hargis
	Title:	Vice President, Chief Legal Officer and Secretary

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.

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